UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2007

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 16, 2007, TraceGuard Technologies, Inc. (the “Company”) entered into a subscription agreement with certain subscribers, pursuant to which the Company agreed to sell 1,275,000 “Units” in an offshore private placement (the “Offering”). Each Unit is comprised of one share of common stock, par value $.001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock with an exercise price of $0.70 per share and a term of exercise of 36 months. In the aggregate, the Offering involves the sale of 1,275,000 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 1,275,000 shares of Common Stock. Each Unit will be issued for a purchase price of $0.40 and the gross proceeds from the Offering will be approximately $510,000, before deduction of transaction expenses. The subscription agreement provides for the subscriber to pay the purchase price in three equal monthly installments starting on or before January 20, 2008 and, after each installment payment, the Company will issue the pro-rata portion of the Units to such subscriber. The subscription agreement also provides that the subscriber has the right to subscribe for a number of Units equal to 100% of the Units purchased thereunder on the same terms and conditions at any time prior to the second installment payment on or before February 20, 2008. The sale of the Shares pursuant to the subscription agreement and the Warrants will each be subject to certain anti-dilution adjustments. The Warrants may be cashlessly exercised by the holder. Further terms relating to the Offering are described in the form of Subscription Agreement and form of Warrant included as exhibits with this Form 8-K.

The aforementioned securities were issued without registration in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, based on the fact that at the time of the offer and sale of such securities to each subscriber, such subscriber was not inside the U.S., and in reliance on such subscriber’s representations that it was not a "U.S. person" (as defined in Regulation S) and it was not acquiring the securities for the account or benefit of any U.S. person. In addition, the securities bear a Regulation S restrictive legend.

The information contained in this Form 8-K does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transactions described above have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

The Company intends to implement a cost reduction plan effective immediately. The plan will be implemented in a manner to significantly reduce its current burn rate while maximizing achievement of the Company's core near term objectives, namely the commercialization of its CompactSafe product. Further details concerning the plan will be disclosed at a later date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1	Form of Warrant to Purchase Common Stock of TraceGuard Technologies, Inc.

10.1	Form of Subscription Agreement, between TraceGuard Technologies, Inc. and Subscriber.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2007

TRACEGUARD TECHNOLOGIES, INC.

By:	/s/ David Ben-Yair
Name: David Ben-Yair
Title: Chief Financial Officer